Exhibit 24

LIMITED POWER OF ATTORNEY – SECURITIES LAW COMPLIANCE

The undersigned, as a Section 16 reporting person of Response Biomedical Corporation (the “Company”), hereby constitutes and appoints Peter Thompson, Patricia Massitti and Richard Canote and each of them, the undersigned’s true and lawful attorneys-in-fact and agent to:

1.
complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company; and

2.
do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of July, 2012.

Signature:	/s/ Jeffrey L. Purvin

Print Name:	Jeffrey L. Purvin

Exhibit 24

ACKNOWLEDGMENT

State of _____________________

County of ___________________

On July 25, 2012 before me, Hilde Deprez, Notary Public (insert name and title of the officer) personally appeared Jeffrey L. Purvin, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the state of ____________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Hilde Deprez	(Seal)

Hilde Deprez
Notary Public
2515 Alma Street
Vancouver, B.C. V6R 3R8
Tel: 604-221-4343